SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Set forth below is an addition to the Legal Proceedings section included in our most recent Quarterly Report on Form 10-Q:

Legal Proceeding

As previously disclosed, on April 25, 2006, we received a letter from the Federal Communications Commission stating that its Office of Engineering and Technology Laboratory had tested the Delphi XM SKYFi2 radio and determined that its FM modulator wireless transmitter was not in compliance with permissible emission limits. We are also aware that Audiovox, manufacturer of the Audiovox Xpress, a radio designed to work with the XM system, received a similar letter from the FCC. We have conducted a review of the SKYFi2, Xpress and other devices compatible with the XM system that use a wireless FM modulator to transmit XM programming from an XM radio to an FM radio. We have provided information to the FCC regarding the SKYFi2 radio in accordance with the FCC letter. Further, we are implementing a series of actions involving various radios to bring them into compliance, including requesting our manufacturers to suspend production and/or shipments of radios or accessories that may require changes to operating or installation instructions, or modifications to software and/or hardware, such as small attachments that reduce emissions through the antenna or cigarette lighter adapter.

To facilitate the manufacture of new radios, we obtained new certifications in mid-June for modified equipment configurations with compliance testing based upon in-vehicle testing of three representative vehicles, consistent with the FCC’s spring 2006 clarification of testing procedures. We have recently been advised our new equipment certifications have been dismissed (but not denied) by the FCC. Dismissal allows the equipment certifications to be reinstated if the equipment is deemed compliant. We are working to complete design or installation modifications, as appropriate, or to conduct additional testing for XM radios, to include addressing uncertainties regarding emissions variability with testing results. In the meantime, we are working to limit interruptions in supply of certain models of XM radios to retailers. No health or safety issues are involved with these wireless XM radios, and this matter does not pertain to any XM radios which are factory installed in new vehicles or which are directly connected in other vehicles. We can provide no assurances at this time that our actions will be deemed sufficient by the FCC, or that this matter will not have a material impact on our consolidated results of operations or financial position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: July 19, 2006	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary